Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-57100) and Form S-8 (No. 33-40397 and No. 33-44776) of Flow International Corporation of our report dated August 10, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

Seattle, Washington

August 11, 2004